                                                                    EXHIBIT 23.2


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Water Pik Technologies, Inc. Broad-Based Stock Option Plan of our report dated January 28, 2000, relating to the consolidated financial statements and schedule of Water Pik Technologies, Inc. included in its Annual Report (Form 10-K for the year ended December 31, 1999), filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP


Woodland Hills, California
January 22, 2001